As Filed with the Securities and Exchange Commission on December  27, 2001                    Registration No.
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

      Delaware                                                                                                  58-1954497
 (State of Incorporation)                                                                                                    (I.R.S. Employer Identification No.)

1940 N.W. 67th Place, Gainesville, FL 32653
(Address of principal executive offices) (Zip Code)

PERMA-FIX ENVIRONMENTAL SERVICES, INC. 1992 OUTSIDE DIRECTORS
STOCK OPTION AND INCENTIVE PLAN
(f/k/a 1992 OUTSIDE DIRECTORS STOCK OPTION PLAN)

PERMA-FIX ENVIRONMENTAL SERVICES, INC. 1993 NONQUALIFIED
STOCK OPTION PLAN
_______________________________________________________________________________
(Full Titles of Plans)

Dr. Louis F. Centofanti, Chief Executive Officer
1940 N.W. 67th Place
Gainesville, Florida 32653
                               (352) 373-4200
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock Common Stock	572,455(1) 2,544,171(2)	$3.02 - $5.25(1) $0.75 - $3.25(3)	$2,082,164(1) $3,785,675.58(3)	$664.83(1) $904.77(3)

(1) Previously paid.  These 572,455 shares were registered under the Form S-8, Registration No. 33-80580, filed on June 20, 1994 (the "1994 Form S-8"), and the $664.83 filing fee was paid at that time. These 572,455 shares represent the maximum number of shares which remained issuable as of such filing date pursuant to the 1991 Performance Equity Plan (the "1991 Plan"), the 1992 Outside Directors Stock Option and Incentive Plan, f/k/a the 1992 Outside Directors Stock Option Plan (the "1992 Plan"), and the 1993 Nonqualified Stock Option Plan (the "1993 Plan"), which were 349,526, 100,000, and 122,929 shares, respectively.

(2) The additional 2,544,171 shares of Common Stock to be registered represent 400,000 additional shares issued or issuable pursuant to the 1992 Plan and 2,144,171 additional shares issuable under the 1993 Plan. The maximum number of shares of Common Stock which may be issued pursuant to options granted under the 1993 Plan in any given year shall not exceed 12% of the number of shares of Common Stock outstanding as of December 31 of the preceding year, less the number of shares of Common Stock covered by outstanding stock options issued under the Company's 1991 Plan as of December 31 of such preceding year. Accordingly, the number of shares issuable under the 1993 Plan may vary from year to year. As of the date of this Registration Statement, options have been granted under the 1993 Plan for up to 2,267,100 shares of Common Stock. This Registration Statement covers the additional 2,144,171 shares of Common Stock subject to options granted under the 1993 Plan which were not registered under the 1994 Form S-8.

(3) In accordance with Rule 457(h) and (c), the maximum offering price and the calculation of the registration fee are based upon (i) the aggregate actual exercise price for 2,389,171 shares subject to options previously granted under the 1992 Plan and 1993 Plan, (ii) the actual issue price with respect to 84,330 shares issued under the 1992 Plan as directors' compensation, and (iii) with respect to the remaining 70,670 shares available for issuance under the 1992 Plan, on the basis of the average high and low price for the Common Stock on December 26, 2001, of $2.67, as reported on the National Association of Securities Dealers Automated Quotation System. The following chart sets forth the calculation of the registration fee as to shares which are presently covered by outstanding options under the 1992 Plan and the 1993 Plan or previously issued under the 1992 Plan:

Number of Shares Subject to Outstanding Stock Options/Directors' Fees Under 1992 Plan	Offering/Issue Price Per Share	Aggregate Offering Price

12,000	$0.75	$9,000.00
12,293	$0.89	$10,940.77
55,412	$0.94	$52,087.28
10,618	$1.03	$10,936.54
7,455	$1.07	$7,976.85
7,216	$1.10	$7,937.60
23,958	$1.13	$27,072.54
6,524	$1.22	$7,959.28
30,000	$1.25	$37,500.00
6,860	$1.31	$8,986.60
12,469	$1.36	$16,957.84
20,750	$1.38	$28,635.00
5,382	$1.48	$7,965.36
4,987	$1.59	$7,929.33
19,712	$1.69	$33,313.28
35,000	$1.75	$61,250.00
4,417	$1.80	$7,950.60
15,000	$2.13	$31,950.00
4,277	$2.19	$9,366.63
15,000	$2.43	$36,450.00
10,000	$2.75	$27,500.00
10,000	$3.25	$32,500.00

429,330		$482,165.50

Number of Shares Subject to Outstanding Stock Options Under 1993 Plan	Offering/Issue Price Per Share	Aggregate Offering Price

261,671	$1.00	$261,671.00
269,500	$1.38	$371,910.00
672,000	$1.25	$840,000.00
23,000	$1.50	$34,500.00
918,000	$1.75	$1,606,500.00

2,144,171		$3,114,581.00

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           Perma-Fix Environmental Services, Inc. (the "Company") filed its original Form S-8 Registration Statement, File No. 33-80580, with the Securities and Exchange Commission on June 20, 1994 (the "1994 Form S-8") to register 572,455 shares of Common Stock, comprised of the following:

          *        349,526 shares issuable under the 1991 Performance Equity Plan;

          *        100,000 shares issuable under the 1992 Outside Directors Stock Option Plan, which is now known as the 1992 Outside Directors Stock Option and Incentive Plan (the "1992 Plan"); and

          *        122,929 shares issuable under the 1993 Nonqualified Stock Option Plan.

          This Form S-8 Registration Statement is filed to register 2,544,171 additional shares of Common Stock issued or issuable under the 1992 Plan and the 1993 Plan, as follows:

          *       an additional 400,000 shares under the 1992 Plan, resulting in a maximum of 500,000 shares issued or issuable under the 1992 Plan; and

          *       an additional 2,144,171 shares under the 1993 Plan, resulting in a maximum of 2,267,100 shares issued or issuable under the 1993 Plan.

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities Exchange Commission are incorporated herein by reference:

          (a)    The Company's annual report on Form 10-K for the fiscal year ended December 31, 2000;

          (b)    The Company's quarterly reports on Form 10-Q for the quarter ended March 31, 2001, filed on May 14,
                   2001; for the quarter ended June 30, 2001, filed on August 20, 2001; and for the quarter ended
                   September 30, 2001, filed on November 19, 2001;

          (c)    The Company's current reports on Form 8-K (Date of Event: January 31, 2001) filed on February 26,
                   2001; (Date of Event: March 21, 2001) filed on April 6, 2001; (Date of Event: April 6, 2001) filed on
                   May 14, 2001; (Date of Event: June 15, 2001) filed on July 5, 2001; (Date of Event: July 9, 2001) filed on July 20, 2001; (Date of Event: July 30, 2001) filed on August 7, 2001, and the amendment to the current report on Form 8-K/A (Date of Event: June 15, 2001) filed September 10, 2001;

          (d)    All documents filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referenced in (a) above; and

           (e)    Description of the Company's Common Stock set forth in the Registrant's Form S-1 Registration
                    Statement, No. 33-51874.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant's Restated Certificate of Incorporation provides for the indemnification by the Registrant of its directors and officers to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect). This indemnification is not deemed exclusive of any other rights to which those seeking indemnification might be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. This indemnification will continue as to such person who was a director or officer of the Registrant, but has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such person.

Effective as of November 26, 1991, the Restated Certificate of Incorporation of the Registrant was amended to, among other things, limit the liability of its directors to the corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director. Under the Registrant's Restated Certificate of Incorporation, as amended, and as permitted under the Delaware General Corporation Law, directors are not liable to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Such provision, however, does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (relating to liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit. The director's limitations of liability described above may not limit a director's liability for violation of, or otherwise relieve the Registrant or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies, such as injunctive relief or rescission. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available at all.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit Number	Description of Document
4.1	Restated Certificate of Incorporation, as amended, of the Registrant(3)
4.2	Bylaws of the Registrant(1)
4.3	Specimen Common Stock Certificate(1)
5	Opinion of Conner & Winters, P.C.(3)
23.1	Consent of Conner & Winters, P.C. (incorporated into Exhibit 5 hereto)(3)
23.2	Consent of BDO Seidman, LLP(3)
99.1	Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option and Incentive Plan, as amended(3)
99.2	Perma-Fix Environmental Services, Inc. 1993 Nonqualified Stock Option Plan(2)

_____________________

(1) Filed as an exhibit to the Registration Statement on Form S-1 (Registration No. 33-51874), filed on September 11,
      1992, or amendments thereto, and is incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Proxy Statement relating to the Registrant's 1993 Annual Meeting, filed
      October 8, 1993, and is incorporated herein by reference.

(3) Filed contemporaneously herewith.

Item 9.  Undertakings.

The Registrant hereby undertakes:

          (a)     To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the
                             "Securities Act");

                   (ii)      To reflect in the prospectus any facts or events arising after the effective date of this
                              Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this
                              Registration Statement;

                    provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the
                    Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the
                    "Exchange Act") that are incorporated by reference in this Registration Statement.

          (b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c)    To remove from registration by means of a post-effective amendment any of the securities being registered remaining unsold at the termination of the offering.

          (d)    That, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)     To deliver, or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule
                    14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (f)     Insofar as indemnification for liabilities rising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Restated
                   Certificate of Incorporation or Bylaws of the Registrant and the provisions of the laws of the State of Delaware described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Florida, on the 20th day of December, 2001.

                                                                                                        PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                                                               By  /s/ Louis Centofanti
                                                                                                                Dr. Louis F. Centofanti
                                                                                    Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the registrant and in capacities and on the dates indicated.

Signature	Title	Date
/s/ Louis Centofanti Dr. Louis F. Centofanti	Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)	December 20, 2001
/s/ Richard T. Kelecy Richard T. Kelecy	Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2001
/s/ Mark A. Zwecker Mark A. Zwecker	Director	December 20, 2001
/s/ Jon Colin Jon Colin	Director	December 20, 2001
/s/ Thomas P. Sullivan Thomas P. Sullivan	Director	December 21, 2001
/s/ Jack Lahav Jack Lahav	Director	December 20, 2001